Report of Independent Auditors


To the Shareholders and
Board of Trustees of
SunAmerica Equity Funds

In planning and performing our audit of the financial statements of SunAmerica Equity Funds (comprising the
 SunAmerica Balanced Assets Fund, SunAmerica Blue Chip
 Growth Fund, SunAmerica Growth Opportunities Fund, SunAmerica New Century Fund, SunAmeica Growth and
Income Fund and SunAmerica "Dogs" of Wall Street Fund)
 (collectively, the "Trust") for the year ended September
 30, 2000, we considered its internal control, including control activities for safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control. Generally, internal controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those internal controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, misstatements due to errors or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.  However, we noted no matters involving internal control, including control activities for safeguarding securities, and its operation that we consider to be material weaknesses as defined
 above at           September 30, 2000.

This report is intended solely for the information and use of the
 Board of Trustees and management of the SunAmerica Equity
Funds and the Securities and Exchange Commission and is not to be and should not be used by anyone other than these specified parties.



ERNST & YOUNG LLP

November 15, 2000